Exhibit 99.1

News Release	Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Shea Snyder	405 552 4782
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY EARNS $1.0 BILLION IN THIRD-QUARTER 2011; LIQUIDS PRODUCTION INCREASES 17 PERCENT
OKLAHOMA CITY — November 2, 2011 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $1.0 billion for the quarter ended September 30, 2011, or $2.51 per common share ($2.50 per diluted share). This compares with third-quarter 2010 net earnings of $2.1 billion, or $4.81 per common share ($4.79 per diluted share). The company’s third-quarter 2010 earnings were enhanced by a one-time gain of $1.5 billion resulting from the divestiture of assets in Azerbaijan.
Earnings Increased to $1.54 per Share Excluding Items Not Estimated by Analysts
Devon’s third-quarter 2011 financial results were impacted by certain items securities analysts typically exclude from their published estimates. The most significant of the adjusting items was an unrealized gain on oil, gas and natural gas liquids derivatives of $642 million before-tax ($415 million after-tax). Excluding these adjusting items, the company earned $638 million or $1.54 per diluted share in the third quarter. The adjusting items are discussed in more detail later in this news release.
Strong Liquids Production Growth and Higher Prices Drive Sales
Devon continued to deliver strong oil and natural gas liquids production growth in the third quarter of 2011. In aggregate, liquids production averaged 226,000 barrels per day. This represents a 17 percent increase in liquids production compared to the third quarter of 2010.
Total production of oil, natural gas and natural gas liquids averaged 661,000 oil-equivalent barrels (Boe) per day in the third quarter of 2011, an eight percent increase over the year-ago quarter.
Higher overall production and improved oil and natural gas liquids prices drove sales of oil, natural gas and natural gas liquids to $2.1 billion in the third quarter of 2011. This represents a 25 percent increase over the year-ago quarter.
Devon’s marketing and midstream operating profit rose 11 percent over the third quarter of 2010, to $138 million. The increase was attributable to higher natural gas liquids prices and production.
Oil and Natural Gas Liquids Production Growth Leads Operating Highlights
•	In the Permian Basin, Devon increased oil and natural gas liquids production 17 percent compared to the third quarter of 2010. Liquids production accounted for 75 percent of the 50,000 oil-equivalent barrels per day produced in the Permian Basin during the third quarter.

•	At the Bone Spring play in the Permian Basin, the company added 11 new wells to production in the third quarter of 2011. Initial daily production from the 11 wells averaged 540 Boe per day per well.

•	In Canada, average net production from Devon’s 100 percent-owned Jackfish 1 and Jackfish 2 projects reached a record 36,000 barrels per day during the third quarter. Devon’s net production from its Jackfish 2 oil sands project continued to ramp-up ahead of schedule.

•	Also in Canada, Devon completed 19 exploration wells targeting oil and liquids-rich opportunities across its more than 4 million net acres in the Western Canadian Sedimentary Basin. The company tied in 10 of these wells to production in the third quarter. This activity was highlighted by results in the Ferrier area where the company commenced production on three Cardium wells with initial production averaging 770 Boe per day per well.

•	Third-quarter production from the Cana-Woodford Shale increased 71 percent compared to the year-ago quarter. Net production averaged a record 200 million cubic feet of natural gas equivalent per day in the quarter, including 8,100 barrels per day of liquids. The company’s Cana-Woodford gas processing facility remains on schedule to be fully operational in the fourth quarter.

•	The company’s Barnett Shale production totaled 1.3 billion cubic feet of natural gas equivalent per day in the third quarter, an eight percent increase over the third-quarter 2010. Liquids production in the Barnett Shale averaged 46,000 barrels per day, a 15 percent year-over-year increase.

•	Devon brought 10 operated Granite Wash wells online in the third quarter. Initial production from these wells averaged 1,250 barrels of oil-equivalent per day, including 180 barrels of oil and 405 barrels of natural gas liquids per day. The company has an average working interest of 86 percent in these wells.
Balance Sheet and Liquidity Remain Strong; Share Repurchase Plan on Schedule
Devon generated $1.9 billion of cash flow before balance sheet changes in the third quarter of 2011, a six percent increase over the year-ago quarter. The company comfortably funded its total capital program during the third quarter and returned nearly $800 million to its shareholders in the form of stock buybacks and dividend payments.
In May 2010, Devon commenced a program to repurchase $3.5 billion of its common stock. During the third-quarter 2011 the company repurchased $697 million of common stock. As of September 30, 2011, the company had repurchased $3.2 billion of stock and expects to complete the stock repurchase program during the fourth quarter of 2011.
Devon exited the third quarter of 2011 with cash and short-term investments of $6.8 billion and a net debt to adjusted capitalization ratio of 10 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Expenses in Line with Forecasts
The company’s lease operating expenses (LOE) totaled $475 million in the third quarter. On a unit of production basis, LOE increased six percent compared to the third quarter of 2010. The increase in LOE reflects higher industry costs and the impact of a stronger Canadian dollar.
Taxes other than income were $108 million in the third quarter of 2011. The year-over-year increase of 14 percent was driven by higher production taxes resulting from the significant increase in oil and natural gas liquids revenues.
Third-quarter 2011 general and administrative expenses (G&A) totaled $138 million, or $2.27 per Boe. G&A per Boe declined three percent compared to the third quarter of 2010.
Total depreciation, depletion and amortization expenses (DD&A) were $566 million in the third quarter of 2011. Compared to the year-ago quarter, unit DD&A increased 14 percent, to $9.32 per Boe.
Interest expense for the third quarter was $104 million, a $21 million increase over the third quarter of 2010. Higher average debt balances drove the increase.
Third-quarter income tax expense from continuing operations totaled $498 million, or 32 percent of pre-tax earnings. After adjusting for items generally excluded by securities analysts, Devon’s third quarter tax rate was 35 percent of pre-tax earnings from continuing operations.
Divestitures Impact Reported Financial and Operational Results
In accordance with accounting standards, Devon has classified the assets, liabilities, and results of its international segment as discontinued operations for all accounting periods presented in this release. Included with this release is a table of revenues, expenses, production by category, and the amounts classified as discontinued operations for each period presented.

Items Typically Excluded from Analyst’s Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the third-quarter 2011 are described below:
Items affecting continuing operations:
•	A change in the fair value of oil, gas and NGL derivative instruments increased third-quarter earnings by $642 million pre-tax ($415 million after tax).

•	Income tax accrual adjustments increased third-quarter earnings by $42 million.

•	The reversal of previously accrued restructuring costs increased third-quarter earnings by $3 million pre-tax ($2 million after tax).

•	A change in fair value of interest-rate and other financial instruments decreased third-quarter earnings by $92 million pre-tax ($59 million after tax).
The following tables summarize the effects of these items on third-quarter 2011 earnings, income taxes and cash flow.
Continuing Operations — Third Quarter 2011

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
(in millions)	Effect	Current	Deferred	Total	Effect	Changes Effect

Oil, gas and NGL derivatives	$642	—	227	227	415	—
Income tax accrual adjustment	—	(128)	86	(42)	42	128
Restructuring costs	3	—	1	1	2	2
Interest-rate and other financial instruments	(92)	—	(33)	(33)	(59)	—

Totals	$553	(128)	281	153	400	130

In aggregate, these items increased third-quarter 2011 net earnings by $400 million, or $0.97 per common share ($0.96 cents per diluted share). These items and their associated tax effects increased third-quarter 2011 cash flow before balance sheet changes by $130 million.
Conference Call to be Webcast Today
Devon will discuss its third-quarter 2011 financial and operating results in a conference call that will be webcast today at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2010, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	186.5	178.7	547.9	518.0
Canada	53.4	53.5	160.3	161.6

North American Onshore	239.9	232.2	708.2	679.6
U.S. Offshore	—	—	—	16.8

Total Natural Gas	239.9	232.2	708.2	696.4

Oil (MMBbls)
U.S. Onshore	4.3	3.5	12.2	9.8
Canada	7.2	6.0	20.2	19.1

North American Onshore	11.5	9.5	32.4	28.9
U.S. Offshore	—	—	—	1.9

Total Oil	11.5	9.5	32.4	30.8

Natural Gas Liquids (MMBbls)
U.S. Onshore	8.4	7.3	24.3	20.8
Canada	0.9	0.9	2.7	2.7

North American Onshore	9.3	8.2	27.0	23.5
U.S. Offshore	—	—	—	0.3

Total Natural Gas Liquids	9.3	8.2	27.0	23.8

Oil Equivalent (MMBoe)
U.S. Onshore	43.8	40.6	127.8	117.0
Canada	17.0	15.8	49.7	48.7

North American Onshore	60.8	56.4	177.5	165.7
U.S. Offshore	—	—	—	5.0

Total Oil Equivalent	60.8	56.4	177.5	170.7

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	2,027.7	1,941.9	2,007.1	1,897.3
Canada	580.0	581.6	587.1	592.0

North American Onshore	2,607.7	2,523.5	2,594.2	2,489.3
U.S. Offshore	—	—	—	61.5

Total Natural Gas	2,607.7	2,523.5	2,594.2	2,550.8

Oil (MBbls)
U.S. Onshore	46.7	38.5	44.6	36.0
Canada	78.3	65.0	74.1	69.9

North American Onshore	125.0	103.5	118.7	105.9
U.S. Offshore	—	—	—	7.0

Total Oil	125.0	103.5	118.7	112.9

Natural Gas Liquids (MBbls)
U.S. Onshore	91.0	79.6	89.0	76.2
Canada	10.2	9.6	10.0	9.9

North American Onshore	101.2	89.2	99.0	86.1
U.S. Offshore	—	—	—	1.2

Total Natural Gas Liquids	101.2	89.2	99.0	87.3

Oil Equivalent (MBoe)
U.S. Onshore	475.6	441.7	468.1	428.4
Canada	185.2	171.6	181.9	178.5

North American Onshore	660.8	613.3	650.0	606.9
U.S. Offshore	—	—	—	18.4

Total Oil Equivalent	660.8	613.3	650.0	625.3

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Natural Gas ($/Mcf) — Henry Hub	$4.20	$4.38	$4.21	$4.59
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$89.55	$76.08	$95.42	$77.59

Quarter Ended September 30, 2011	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$86.30	$3.71	$40.95	$32.11
Canada	$61.70	$3.93	$54.85	$41.42

North American Onshore	$70.89	$3.76	$42.35	$34.72
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$70.89	$3.76	$42.35	$34.72
Cash settlements	$(0.13)	$0.40	$0.09	$1.58

Realized price, including cash settlements	$70.76	$4.16	$42.44	$36.30

	Oil	Gas	NGLs	Total
Quarter Ended September 30, 2010	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$71.47	$3.65	$27.21	$27.18
Canada	$56.89	$3.72	$43.89	$36.62

North American Onshore	$62.31	$3.67	$29.01	$29.82
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$62.31	$3.67	$29.01	$29.82
Cash settlements	$—	$1.00	$—	$4.14

Realized price, including cash settlements	$62.31	$4.67	$29.01	$33.96

	Oil	Gas	NGLs	Total
Nine Months Ended September 30, 2011	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$91.18	$3.64	$39.05	$31.73
Canada	$65.30	$4.01	$55.92	$42.61

North American Onshore	$75.04	$3.73	$40.74	$34.78
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$75.04	$3.73	$40.74	$34.78
Cash settlements	$(0.70)	$0.37	$0.07	$1.35

Realized price, including cash settlements	$74.34	$4.10	$40.81	$36.13

	Oil	Gas	NGLs	Total
Nine Months Ended September 30, 2010	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$73.56	$3.91	$29.92	$28.83
Canada	$57.90	$4.24	$46.34	$39.33

North American Onshore	$63.22	$3.99	$31.81	$31.92
U.S. Offshore	$77.81	$5.12	$38.22	$49.06

Realized price without hedges	$64.12	$4.02	$31.90	$32.42
Cash settlements	$—	$0.83	$—	$3.40

Realized price, including cash settlements	$64.12	$4.85	$31.90	$35.82

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues

Oil, gas and NGL sales	$2,111	$1,683	$6,171	$5,535
Oil, gas and NGL derivatives	738	209	986	874
Marketing and midstream revenues	653	461	1,712	1,396

Total revenues	3,502	2,353	8,869	7,805

Expenses and other, net

Lease operating expenses	475	415	1,352	1,271
Taxes other than income taxes	108	95	336	288
Marketing and midstream operating costs and expenses	515	336	1,304	1,013
Depreciation, depletion and amortization of oil and gas properties	504	397	1,431	1,249
Depreciation and amortization of non-oil and gas properties	62	66	191	192
Accretion of asset retirement obligation	23	21	69	71
General and administrative expenses	138	131	403	399
Restructuring costs	(3)	63	(2)	55
Interest expense	104	83	270	280
Interest-rate and other financial instruments	40	56	33	121
Other, net	(2)	(9)	(14)	(34)

Total expenses and other, net	1,964	1,654	5,373	4,905

Earnings from continuing operations before income taxes	1,538	699	3,496	2,900

Income tax expense (benefit)

Current	(248)	(310)	(301)	696
Deferred	746	580	2,184	349

Total income tax expense	498	270	1,883	1,045

Earnings from continuing operations	1,040	429	1,613	1,855

Discontinued operations

Earnings from discontinued operations before income taxes	(4)	1,710	2,584	2,320
Discontinued operations income tax expense (benefit)	(2)	49	—	187

Earnings (loss) from discontinued operations	(2)	1,661	2,584	2,133

Net earnings	$1,038	$2,090	$4,197	$3,988

Basic earnings from continuing operations per share	$2.51	$0.99	$3.83	$4.20
Basic earnings from discontinued operations per share	—	3.82	6.14	4.82

Basic net earnings per share	$2.51	$4.81	$9.97	$9.02

Diluted earnings from continuing operations per share	$2.50	$0.98	$3.82	$4.18
Diluted earnings from discontinued operations per share	—	3.81	6.11	4.81

Diluted net earnings per share	$2.50	$4.79	$9.93	$8.99

Weighted average common shares outstanding
Basic	414	435	421	442
Diluted	415	436	423	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30,	December 31,
	2011	2010

Assets

Current assets:
Cash and cash equivalents	$5,618	$2,866
Short-term investments	1,231	145
Accounts receivable	1,430	1,202
Current assets held for sale	26	563
Other current assets	1,302	779

Total current assets	9,607	5,555

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	59,331	56,012
Not subject to amortization	4,061	3,434

Total oil and gas	63,392	59,446
Other	4,778	4,429

Total property and equipment, at cost	68,170	63,875
Less accumulated depreciation, depletion and amortization	(45,000)	(44,223)

Property and equipment, net	23,170	19,652

Goodwill	5,951	6,080
Long-term assets held for sale	111	859
Other long-term assets	1,027	781

Total Assets	$39,866	$32,927

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable — trade	$1,512	$1,411
Revenues and royalties due to others	659	538
Short-term debt	3,288	1,811
Current liabilities associated with assets held for sale	50	305
Other current liabilities	522	518

Total current liabilities	6,031	4,583

Long-term debt	5,969	3,819
Asset retirement obligations	1,460	1,423
Liabilities associated with assets held for sale	2	26
Other long-term liabilities	493	1,067
Deferred income taxes	4,809	2,756

Stockholders’ equity:

Common stock	41	43
Additional paid-in capital	3,827	5,601
Retained earnings	15,870	11,882
Accumulated other comprehensive earnings	1,412	1,760
Treasury stock, at cost	(48)	(33)

Total Stockholders’ Equity	21,102	19,253

Total Liabilities and Stockholders’ Equity	$39,866	$32,927

Common Shares Outstanding	407	432

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2011	2010	2011	2010

Cash Flows From Operating Activities

Net earnings	$1,038	$2,090	$4,197	$3,988
Loss (earnings) from discontinued operations, net of tax	2	(1,661)	(2,584)	(2,133)
Adjustments to reconcile earnings from continuing
operations to net cash provided by operating activities:
Depreciation, depletion and amortization	566	463	1,622	1,441
Deferred income tax expense	746	580	2,184	349
Unrealized change in fair value of financial instruments	(587)	95	(661)	(136)
Other noncash charges	103	73	185	154

Net cash from operating activities before balance sheet changes	1,868	1,640	4,943	3,663
Net (decrease) increase in working capital	(219)	(417)	(308)	164
Decrease in long-term other assets	6	14	51	28
(Decrease) increase in long-term other liabilities	(258)	56	(459)	57

Cash from operating activities — continuing operations	1,397	1,293	4,227	3,912
Cash from operating activities — discontinued operations	7	51	(13)	324

Net cash from operating activities	1,404	1,344	4,214	4,236

Cash Flows From Investing Activities

Capital expenditures	(1,795)	(1,572)	(5,515)	(4,793)
Proceeds from property and equipment divestitures	8	2	13	4,131
Purchases of short-term investments	(1,231)	—	(5,751)	—
Redemptions of short-term investments	3,367	—	4,665	—
Redemptions of long-term investments	9	2	10	20
Other	—	(13)	(33)	(13)

Cash from investing activities — continuing operations	358	(1,581)	(6,611)	(655)
Cash from investing activities — discontinued operations	(8)	1,869	3,162	2,298

Net cash from investing activities	350	288	(3,449)	1,643

Cash Flows From Financing Activities

Net commercial paper borrowings (repayments)	856	—	3,196	(1,432)
Proceeds from borrowing of long-term debt, net of issuance costs	2,221	—	2,221	—
Debt repayments	(1,760)	—	(1,760)	(350)
Proceeds from stock option exercises	5	3	101	18
Repurchases of common stock	(697)	(499)	(1,987)	(929)
Dividends paid on common stock	(69)	(69)	(209)	(211)
Excess tax benefits related to share-based compensation	(1)	1	11	7

Net cash from financing activities	555	(564)	1,573	(2,897)

Effect of exchange rate changes on cash	(42)	14	(10)	5

Net increase in cash and cash equivalents	2,267	1,082	2,328	2,987
Cash and cash equivalents at beginning of period	3,351	2,916	3,290	1,011

Cash and cash equivalents at end of period	$5,618	$3,998	$5,618	$3,998

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
COMPANY OPERATED RIGS

	As of September 30,
	2011	2010

Number of Company Operated Rigs Running

U.S. Onshore	59	59
Canada	11	8

KEY OPERATING STATISTICS BY REGION
Quarter Ended September 30, 2011

	Avg. Production	Operated Rigs at	Gross Wells
	(MBOED)	September 30, 2011	Drilled
| | |
Barnett Shale	216.3	12	78
Canadian Oilsands — Jackfish / Pike	35.6	1	7
Cana-Woodford Shale	33.3	17	58
Granite Wash	16.4	4	18
Gulf Coast / East Texas	69.5	5	19
Lloydminster	40.0	4	79
Permian Basin	49.9	19	65
Rocky Mountains	64.5	1	26
Other	135.3	7	27

Total	660.8	70	377

CAPITAL EXPENDITURES (in millions)
Quarter Ended September 30, 2011

	U.S. Onshore	Canada	Total

Capital Expenditures
Exploration	$252	67	$319
Development	1,024	284	1,308

Exploration and development capital	$1,276	351	$1,627
Capitalized G&A			85
Capitalized interest			13
Midstream capital			87
Other capital			139

Total Continuing Operations			$1,951

Discontinued operations			12

Total Operations			$1,963

CAPITAL EXPENDITURES (in millions)
Nine Months Ended September 30, 2011

	U.S. Onshore	Canada	Total

Capital Expenditures
Exploration	$593	243	$836
Development	2,935	908	3,843

Exploration and development capital	$3,528	1,151	$4,679
Capitalized G&A			247
Capitalized interest			35
Midstream capital			241
Other capital			364

Total Continuing Operations			$5,566

Discontinued operations			46

Total Operations			$5,612

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Production from Discontinued Operations

Oil (MMBbls)	—	2.0	0.5	7.8
Natural Gas (Bcf)	—	0.4	—	1.3

Total Oil Equivalent (MMBoe)	—	2.1	0.5	8.0

STATEMENTS OF DISCONTINUED OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2011	2010	2011	2010

Operating revenues	$—	$139	$43	$573

Expenses and other, net

Operating expenses	—	42	33	176
Gain on sale of oil and gas properties	—	(1,535)	(2,546)	(1,843)
Other, net	4	(78)	(28)	(80)

Total expenses and other, net	4	(1,571)	(2,541)	(1,747)

Earnings before income taxes	(4)	1,710	2,584	2,320
Income tax (benefit) expense	(2)	49	—	187

Earnings from discontinued operations	$(2)	$1,661	$2,584	$2,133

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION

	Quarter Ended
	September 30,
(in millions)	2011	2010

Net Cash Provided By Operating Activities (GAAP)	$1,404	$1,344

Changes in assets and liabilities — continuing operations	471	347
Changes in assets and liabilities — discontinued operations	1	76

Cash flow before balance sheet changes (Non-GAAP)	$1,876	$1,767

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and short-term investments. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION

	September 30,
(in millions)	2011	2010

Total debt (GAAP)	$9,257	$5,629
Adjustments:
Cash and short-term investments	6,849	3,998

Net debt (Non-GAAP)	$2,408	$1,631

Total debt	$9,257	$5,629

Stockholders’ equity	21,102	18,652

Total capitalization (GAAP)	$30,359	$24,281

Net debt	$2,408	$1,631
Stockholders’ equity	21,102	18,652

Adjusted capitalization (Non-GAAP)	$23,510	$20,283